Exhibit 99.1

ARIESO LIMITED

Consolidated Financial Statements

for the year ended

31 December 2012

Directors, officers and advisers

Directors	Registered Office
T Taylor	Astor House
A Pollack	Newbury Business Park
R Jackson	London Road
NEWBURY
RG14 2PZ

Independent Auditors
Grant Thornton UK LLP
Chartered Accountants & Statutory Auditor
3140 Rowan Place
John Smith Drive
Oxford Business Park South
OXFORD
OX4 2WB

Solicitors
Manches LLP
9400 Garsington Road
OXFORD
OX4 2HN

Incorporation number
4515167

Independent Auditor’s Report to the Members of Arieso Limited

Board of Directors Arieso Limited

We have audited the accompanying consolidated financial statements of Arieso Limited and its subsidiaries, which comprise the consolidated balance sheets as of 31 December 2012, 31 December 2011 and 1 January 2011, and the related consolidated income statements, the consolidated statements of comprehensive income, the consolidated statements of changes in equity and consolidated statements of cash flows for each of the two years in the period ended 31 December 2012 and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as adopted by the European Union, and as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arieso Limited and its subsidiaries as of December 31, 2012, 2011 and January 1, 2011, and the results of their operations and their cash flows for the years ended December 31, 2012 and 2011 in accordance with International Financial Reporting Standards as adopted by the European Union and as issued by the International Accounting Standards Board.

/s/ GRANT THORNTON UK LLP

Statutory auditor, Chartered accountants

Oxford

3 May 2013

Consolidated Income Statement for the years ended 31 December 2012 and 2011

	Notes	2012	2011
		£	£

Revenue	1,2	12,759,293	9,016,689
Cost of sales		(2,596,472)	(1,534,877)

Gross profit		10,162,821	7,481,812

Administrative expenses		(9,078,629)	(6,437,744)

Operating profit	3	1,084,192	1,044,068

Finance income	5	12,375	8,523

Profit before taxation		1,096,567	1,052,591

Taxation	6	(64,564)	389,231

Profit for the financial year attributable to the Company’s equity shareholders		1,032,003	1,441,822

Consolidated Statement of Comprehensive Income for the years ended 31 December 2012 and 2011

	2012	2011
	£	£

Profit for the financial year	1,032,003	1,441,822

Other comprehensive income

Foreign exchange gains / (losses) on consolidation	54,859	(20,018)

Other comprehensive income for the financial year, net of tax	54,859	(20,018)

Total comprehensive income for the financial year attributable to the Company’s equity shareholders	1,086,862	1,421,804

Consolidated Balance Sheet as at 31 December 2012, 31 December 2011 and 1 January 2011

	Notes	2012	2011	1 January 2011
		£	£	£
Assets
Non-current assets
Property, plant and equipment	8	495,316	619,946	646,581
Deferred taxation	6	388,000	388,000	—
		883,316	1,007,946	646,581

Current assets
Trade and other receivables	9	8,793,084	2,071,491	1,762,091
Cash and cash equivalents	10	3,797,452	5,183,990	3,814,234

		12,590,536	7,255,481	5,576,325

Total Assets		13,473,852	8,263,427	6,222,906

Equity and liabilities

Capital and reserves attributable to the Company’s equity shareholders

Share capital	11	5,707	5,666	5,493
Share premium		9,436,241	9,436,091	9,433,485
Retained earnings		(3,414,615)	(4,446,618)	(5,888,440)
Translation reserve		34,841	(20,018)	—

Total equity		6,062,174	4,975,121	3,550,538

Current liabilities
Trade and other payables	12	7,411,678	3,288,306	2,672,368

Total equity and liabilities		13,473,852	8,263,427	6,222,906

Consolidated Statement of Changes in Equity for the years ended 31 December 2012 and 2011

	Share capital	Share premium account	Retained earnings	Foreign exchange translation reserve	Total
	£	£	£	£	£

Balance at 1 January 2011	5,493	9,433,485	(5,888,440)	—	3,550,538

For the year ended 31 December 2011
Issue of share capital	173	2,606	—	—	2,779
Transactions with owners	173	2,606	—	—	2,779

Profit for the year	—	—	1,441,822	—	1,441,822
Other comprehensive income:
Foreign exchange loss on consolidation	—	—	—	(20,018)	(20,018)

Total comprehensive income	—	—	1,441,822	(20,018)	1,421,804

Balance at 31 December 2011	5,666	9,436,091	(4,446,618)	(20,018)	4,975,121

Balance at 1 January 2012	5,666	9,436,091	(4,446,618)	(20,018)	4,975,121

For the year ended 31 December 2012
Issue of share capital	41	150	—	—	191
Transactions with owners	41	150	—	—	191

Profit for the year	—	—	1,032,003	—	1,032,003
Other comprehensive income:
Foreign exchange gain on consolidation	—	—	—	54,859	54,859

Total comprehensive income	—	—	1,032,003	54,859	1,086,862

Balance at 31 December 2012	5,707	9,436,241	(3,414,615)	34,841	6,062,174

Consolidated Statement of Cash Flows for the years ended 31 December 2012 and 2011

	Notes	2012	2011
		£	£

Cash (outflow) / inflow from operating activities	22	(1,069,927)	1,893,761

Cash flow from investing activities
Purchase of property, plant and equipment		(384,036)	(515,289)
Interest received	5	12,375	8,523

Net cash used in investing activities		(371,661)	(506,766)

Cash flow from financing activities
Proceeds on issue of new shares		191	2,779

Net cash generated from financing activities		191	2,779

Net (decrease) / increase in cash and cash equivalents		(1,441,397)	1,389,774

Cash and cash equivalents at beginning of financial year		5,183,990	3,814,234

Effects of exchange rate changes on cash and cash equivalents		54,859	(20,018)

Cash and cash equivalents at end of financial year	10	3,797,452	5,183,990

Principal Accounting Policies

General information

Arieso Limited is a private company incorporated and domiciled in the United Kingdom. The address of its registered office is Astor House, Newbury Business Park, London Road, Newbury, RG14 2PZ. The principal activities of the group are the development and marketing of geo-location software and services to mobile operators and partners.

These non-statutory consolidated financial statements have been prepared for the purposes of the SEC filing requirements of JDS Uniphase Corporation, and were approved for issuance on 3 May 2013.

The financial information set out in this report does not constitute statutory accounts as defined in Section 434 of the Companies Act 2006.  The Group’s statutory financial statements for the years ended 31 December 2012 and 31 December 2011 have been delivered to the Registrar of Companies.  The auditor’s report on those financial statements was unqualified and did not contain statements under Section 498(2) or Section 498(3) of the Companies Act 2006.

Basis of Preparation

The non-statutory Consolidated Financial Statements of Arieso Limited and its subsidiaries (“the Group”) have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as adopted by the EU and as issued by the International Accounting Standards Board (IASB) and IFRIC interpretations.

The Group adopted IFRS for the purposes of preparing these non-statutory financial statements. The Group’s transition date to IFRS is 1 January 2011. The rules for first-time adoption of IFRS are set out in IFRS 1, First-time Adoption of International Financial Reporting Standards (“IFRS 1”).

IFRS 1 allows certain exemptions and mandates certain accounting treatments in the application of particular standards to prior periods in order to assist companies with the transition process.

The Group has applied a number of the exemptions available under IFRS 1 for the purposes of preparing these financial statements, and these are explained below.

The policies have changed from the published statutory financial statements which were prepared under applicable United Kingdom Generally Accepted Accounting Principles (“UK GAAP”). The financial statements have been restated in accordance with IFRS. The changes to accounting policies are explained in note 24 together with the reconciliation of opening balances in note 25.

IFRS is subject to amendment and interpretation by the IASB and the IFRS Interpretations Committee, and there is an on-going process of review and endorsement by the European Commission. These accounting policies comply with each IFRS that is mandatory for accounting periods ending on 31 December 2012.

The financial statements have been prepared under the historical cost convention. The principal accounting policies set out below have been consistently applied to all periods presented.

IFRS transition

IFRS 1 permits companies adopting IFRS for the first time to take certain optional exemptions from the full retrospective application of IFRS. The Group has taken the following exemptions available under IFRS 1:

•                  To apply IAS 21 prospectively, resetting all cumulative translation gains and losses to zero at the Group’s date of transition to IFRS.

•                  From applying IFRS 2 to options granted after 7 November 2002 and vested before the transition date

•                  Relating to reassessing arrangements which are not in legal form a lease but may have the substance of a lease by applying the transitional arrangements in IFRIC 4

The disclosures required by IFRS 1 concerning the transition from UK GAAP to IFRS are given in notes 24 and 25.

Basis of Consolidation

The Consolidated Financial Statements incorporate the results of Arieso Limited (“the Company”) and entities controlled by the Company (its subsidiaries).  Control is achieved where the Company has the power to govern the financial and operating policies of an investee entity so as to obtain benefits from its activities.

Income and expenses of subsidiaries acquired or disposed of during the year are included in the Consolidated Income Statement from the effective date of acquisition and up to the effective date of disposal, as appropriate.  When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with those used by the Company.

The Group applies the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the Group. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.

Acquisition-related costs are expensed as incurred.

All intra-Group transactions, balances, income and expenses are eliminated in full on consolidation. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Going Concern

The Directors have reviewed the cash flow forecasts of the Group and are confident that the Group will have available to it adequate resources to enable it to continue in operational existence for a period of at least twelve months from the date of approval of these financial statements. For this reason, they continue to adopt the going concern basis in preparing the financial statements.

Revenue Recognition

Revenue is derived from the licensing of its proprietary software and sale of related services.  It comprises the fair value of the consideration received or receivable for the sale of the software and services in the ordinary course of the Group’s activities. Revenue is shown net of value added tax and after eliminating sales within the Group.

The Group recognises revenue when there are no on-going obligations, the significant risk and reward of ownership have transferred to the customer i.e. the software has been accepted and is functional, no other terms in the contract that gives the customer right to rescind and it is probable that the economic benefits associated with the transaction will flow to the Group.

Revenue from perpetually licensed software is recognised upon acceptance of the software by the customer.  Service revenue with a fixed term is recognised over the period to which it relates and monthly rental income is recognised over the rental period.

Where a warranty or support period is included in a contract to deliver perpetually licenced software, a proportion of the licence fee is deferred over the relevant period.

Operating expenses

Operating expenses are recognised in profit or loss upon utilisation of the service or at the date of their origin.

Finance Income

Interest is recognised on an accruals basis using the effective interest method which calculates the amortised cost of a financial asset and allocates the interest income over the relevant period.  The effective interest rate is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.

Cash and Cash Equivalents

Cash and cash equivalents comprise cash on hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

Financial instruments

Financial assets and financial liabilities are recognised when the Group becomes a party to the contractual provisions of the financial instrument.

Financial assets are derecognised when the contractual rights to the cash flows from the financial asset expire, or when the financial asset and all substantial risks and rewards are transferred. A financial liability is derecognised when it is extinguished, discharged, cancelled or expires.

Financial assets and financial liabilities are measured initially at fair value plus transactions costs, except for financial assets and financial liabilities carried at fair value through profit or loss, which are measured initially at fair value. Financial assets and financial liabilities are measured subsequently as described below.

Financial assets

The Group classifies its financial assets as ‘loans and receivables’.

The Group assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the balance sheet date, which are classified as non-current assets. Loans and receivables are classified as ‘trade and other receivables’ in the balance sheet.

Trade receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method; less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulty, high probability of bankruptcy or a financial reorganisation and default are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of the estimated future cash flows discounted at original effective interest rate. The loss is recognised in the Income Statement. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited in the Income Statement.

Financial liabilities

The Group’s financial liabilities are only trade and other payables.  It has no borrowings.

Trade payables

Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognised as an expense in the periods in which they are incurred.

In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefit of incentives is recognised as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the lease asset are consumed.

Foreign Currency

The presentation currency for the group’s Consolidated Financial Statements is Sterling. Foreign currency transactions by group companies are recorded in their functional currencies at the exchange rate at the date of the transaction. Monetary assets and liabilities have been translated at rates in effect at the balance sheet date, with any exchange adjustments being charged or credited to the Income Statement.

The Parent Company’s functional currency is Sterling. On consolidation the assets and liabilities of the subsidiaries with a functional currency other than Sterling are translated into the group’s presentational currency at the exchange rate at the balance sheet date and the income and expenditure account items are translated at the average rate for the period. The exchange difference arising on the translation from functional currency to presentational currency of subsidiaries is classified as other comprehensive income and is accumulated within equity as a translation reserve.

For the purpose of foreign currency translation, the net investment in a subsidiary is determined inclusive of foreign currency intercompany balances for which settlement is neither planned nor likely to occur in the foreseeable future. The balance of the foreign currency translation reserve relating to a subsidiary that is disposed of, or partially disposed of, is recognised in the Income Statement at the time of disposal.

Foreign exchange gains and losses are presented in the Income Statement within ‘administrative expenses’.

The exchange rates applied at the balance sheet date was 1.61533 US$ per £1 sterling (2011: 1.54531; 2010: 1.54679) and 1.221196 € per £1 sterling (2011: 1.19333; 2010: 1.16716)

Intangible Assets other than Goodwill

Expenditure on research activities is recognised as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development expenditure is recognised if, and only if, all of the following have been demonstrated:

•                  the technical feasibility of completing the intangible asset so that it will be available for use of sale;

•                  the intention to complete the intangible asset and use or sell it;

•                  the ability to use or sell the intangible asset;

•                  how the intangible asset will generate probable future economic benefits;

•                  the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•                  the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognised for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognised, development expenditure is expensed in the period in which it is incurred.

Property, Plant and Equipment

Property, plant and equipment is stated at historical cost less depreciation less any recognised impairment losses. Cost includes expenditure that is directly attributable to the acquisition or construction of these items. Subsequent costs are included in the asset’s carrying amount only when it is probable that future economic benefits associated with the item will flow to the Group and the costs can be measured reliably. All other costs, including repairs and maintenance costs, are charged to the Income Statement in the period in which they are incurred.

Depreciation is provided on all property, plant and equipment and is calculated on a straight-line basis as follows:

Managed computer services	33% straight line
Office equipment	20% straight line
Computer equipment	33% - 50% straight line
Computer software	33% straight line

Depreciation is provided on cost less residual value. The residual value, depreciation methods and useful lives are annually reassessed.

Each asset’s estimated useful life has been assessed with regard to its own physical life limitations and to possible future variations in those assessments.  Estimates of remaining useful lives are made on a regular basis for all machinery and equipment, with annual reassessments for major items.  Changes in estimates are accounted for prospectively.

The gain or loss arising on disposal or scrapping of an asset is determined as the difference between the sales proceeds, net of selling costs, and the carrying amount of the asset and is recognised in the Income Statement.

Impairment of Non-financial Assets Other Than Goodwill

At each balance sheet date the Directors review the carrying amounts of the Group’s tangible and intangible assets, other than goodwill, to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss, if any. Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset or cash-generating unit is estimated to be less than its carrying amount, the carrying amount of the asset or cash-generating unit is reduced to its recoverable amount. An impairment loss is recognised as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset or cash-generating unit is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset or cash-generating unit in prior periods. A reversal of an impairment loss is recognised in the Income Statement immediately.

Current Taxation

Current tax for each taxable entity in the Group is based on the local taxable income at the local statutory tax rate enacted or substantively enacted at the balance sheet date and includes adjustments to tax payable or recoverable in respect of previous periods.

Deferred Taxation

Deferred taxation is calculated using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the Consolidated Financial Statements. However, if the deferred tax arises from the initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss, it is not accounted for. Deferred tax is determined using tax rates and laws that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled.

Deferred tax liabilities are provided in full.

Deferred tax assets are recognised to the extent that it is probable that future taxable profits will be available against which the temporary differences can be utilised.

Changes in deferred tax assets or liabilities are recognised as a component of tax expense in the Income Statement, except where they relate to items that are charged or credited directly to equity in which case the related deferred tax is also charged or credited directly to equity.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Provisions, contingent liabilities and contingent assets

Provisions are recognised when present obligations as a result of a past event will probably lead to an outflow of economic resources from the Group and amounts can be estimated reliably. Timing or amount of the outflow may still be uncertain. A present obligation arises from the presence of a legal or constructive commitment that has resulted from past events, for example, onerous contracts.

Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation. Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. Provisions are discounted to their present values, where the time value of money is material.

Any reimbursement that the Group can be virtually certain to collect from a third party with respect to the obligation is recognised as a separate asset. However, this asset may not exceed the amount of the related provision. All provisions are reviewed at each reporting date and adjusted to reflect the current best estimate.

In those cases where the possible outflow of economic resources as a result of present obligations is considered improbable or remote, no liability is recognised, unless it was assumed in the course of a business combination.

Employment Benefits

Provision is made in the financial statements for all employee benefits. Liabilities for wages and salaries, including non-monetary benefit and annual leave obliged to be settled within 12 months of the balance sheet date, are recognised in accruals.

The Group’s contributions to defined contribution pension plans are charged to the Income Statement in the period to which the contributions relate.

Equity and reserves

Equity and reserves comprises the following:

•                  “Share capital” represents amounts subscribed for shares at nominal value.

•                  “Share premium” represents amounts subscribed for share capital, net of issue costs, in excess of nominal value.

•                  “Retained earnings” represents the accumulated profits and losses attributable to equity shareholders.

•                  “Translation reserve” represents the exchange differences arising from the translation of the financial statements of subsidiaries into the Group’s presentational currency.

Share-based employee remuneration

The Group operates equity-settled share-based remuneration plans for its employees. None of the Group’s plans feature any options for a cash settlement.

All goods and services received in exchange for the grant of any share-based payment are measured at their fair values. Where employees are rewarded using share-based payments, the fair values of employees’ services are determined indirectly by reference to the fair value of the equity instruments granted. This fair value is appraised at the grant date and excludes the impact of non-market vesting conditions.

All share-based remuneration is ultimately recognised as an expense in profit or loss. If vesting periods or other vesting conditions apply, the expense is allocated over the vesting period, based on the best available estimate of the number of share options expected to vest.

Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised, if there is any indication that the number of share options expected to vest differs from previous estimates. Any cumulative adjustment prior to vesting is recognised in the current period. No adjustment is made to any expense recognised in prior periods if share options ultimately exercised are different to that estimated on vesting.

Upon exercise of share options, the proceeds received net of any directly attributable transaction costs up to the nominal value of the shares issued are allocated to share capital with any excess being recorded as share premium.  No charge has been recognised as the fair value of the options is not considered to be material. Only material charges are recognised.

Segment Reporting

An operating segment is a component of an entity that engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses related to transactions with other components of the same entity), whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available. The chief decision maker has been identified as the executive board, at which level strategic decisions are made.

Operating segments are aggregated into reporting segments where they share similar economic characteristics as a result of the nature of the products sold or the services provided, the type of customer for the products and services and the methods used to distribute the products or provide the services.

Details of the group’s reporting segments are provided in note 1.

International Financial Reporting Standards in Issue But Not Yet Effective

At the date of authorisation of these Consolidated Financial Statements, the IASB and IFRS Interpretations Committee have issued standards, interpretations and amendments which are applicable to the Group. Whilst these standards and interpretations are not effective for, and have not been applied in the preparation of, these Consolidated Financial Statements, the following may have an impact going forward:

New/Revised International Financial Reporting Standards		Effective Date: Annual periods beginning on or after:	EU adopted	Impact on Arieso Limited
IAS 1	Presentation of Financial Statements — Amendments to revise the way other comprehensive income is presented	1 July 2012	Yes	Disclosure only
IFRS 9	Financial Instruments: Classification and Measurement	1 January 2015	No	Classification and measurement of financial instruments
IFRS 12	Disclosure of Interests in Other Entities	1 January 2014	Yes	Disclosure only
IFRS 13	Fair Value Measurement	1 January 2013	Yes	Measurement of financial instruments
	Annual Improvements to IFRSs (2009-2011 Cycle)	1 January 2013	Yes	This Amendment clarifies the requirements of IFRSs and eliminates inconsistencies within and between Standards

Critical Accounting Judgements and Key Sources of Estimation Uncertainty

The preparation of financial statements in conformity with generally accepted accounting practice requires management to make estimates and judgements that affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period.

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The following are the significant judgements used in applying the accounting policies of the group that have the most significant effect on the financial statements:

Revenue

The Group provides warranty periods and after-sales support. The amount of the selling price associated with the warranty and after-sales support is deferred and recognised as revenue over the period during which the service is performed. Management applies an allocation of the price for warranty and after-sales support based on market practice and assessment of the related cost. Management believes that warranty and after-sales support gives rise to income recognition based on services actually performed.

Deferred tax assets

The assessment of the probability of future taxable income against which deferred tax assets can be utilised is based on the Group’s latest approved forecast, which is adjusted for significant non-taxable income and expenses and specific limits to the use of any unused tax loss or credit. The tax rules in the numerous jurisdictions in which the Group operates are also carefully taken into consideration. If a positive forecast of taxable income indicates the probable use of a deferred tax asset, especially when it can be utilised without a time limit, that deferred tax asset is usually recognised in full. The recognition of deferred tax assets that are subject to certain legal or economic limits or uncertainties are assessed individually by management based on the specific facts and circumstances.

Research and Development expenditure

Research and Development expenditure is fully written off to the Statement of Comprehensive Income as costs are incurred. The Board have taken into account the inherent risks in all Research and Development expenditure and specifically the expenditure being incurred by the business in the year and have concluded that the requirements of IAS 38 to capitalise Development expenditure have not been met.

Estimation uncertainty

Information about estimates and assumptions that have the most significant effect on the recognition and measurement of assets, liabilities, income and expenses are discussed below.

Useful lives of depreciable assets

Management reviews its estimate of the useful lives of depreciable assets at each reporting date, based on the expected utility of the assets.  Uncertainties in these estimates relate to technical obsolescence that may change the utility of certain software and IT equipment.

Notes to the non-statutory Consolidated Financial Statements

1.                  Segmental Reporting

Operating segments

For the purposes of segmental reporting, the Group’s Chief Operating Decision Maker is considered to be the Board of Directors.

The Group has only one operating segment, being the development and marketing of geo-location software and services to mobile operators and partners.

Whilst management information reported to the Board of Directors is not prepared on an IFRS basis, the differences are considered immaterial.

Geographical information

The Parent Company is based in the UK, subsidiaries are located in the USA and in Spain. Material revenue streams come from Europe, North America and South America.

Analysis of revenue by destination:	2012	2011
	£	£

UK and Europe	4,821,472	1,467,206
North America	3,819,602	7,549,483
South America	4,118,219	—

	12,759,293	9,016,689

Analysis of revenue by origin:	2012	2011
	£	£

UK	7,821,472	1,467,206
USA	3,819,602	7,549,483
Spain	1,118,219	—

	12,759,293	9,016,689

Analysis of property, plant and equipment:	2012	2011
	£	£

UK	484,095	604,211
USA	11,221	15,735

	495,316	619,946

Analysis of deferred taxation:	2012	2011
	£	£

UK	293,100	293,100
USA	94,900	94,900

	388,000	388,000

Information about major customers

Arieso has 1 customer which contributed 28% of group revenues during 2012 in the North America segment (2011: 79%), and 2 customers which contributed 20% and 13% respectively of group revenues in the South America segment during 2012 (2011: 0%).

2.                  Revenue

The Group’s revenue is all derived from continuing operations:

Analysis of revenue by fee type:	2012	2011
	£	£

Perpetual Licence	7,562,250	2,489,170
Fixed Term Licence	2,543,967	4,711,134
Services	1,751,989	942,623
Support and Maintenance	901,087	873,762

	12,759,293	9,016,689

3.                  Operating Profit

	2012	2011
	£	£
Operating profit is stated after charging/(crediting):

Fees payable to the Company’s auditors for the audit of the annual financial statements	30,000	10,000
Fees payable to the Company’s auditors and its associates for other services to the Group:
- Other services relating to taxation	72,280	17,950
- Other services	10,000	—
Depreciation	508,666	541,924
Research and development expenses	2,083,000	1,523,000
Operating lease rentals payable:
- Land and buildings	66,766	107,902
Foreign exchange loss / (gain)	9,664	(16,013)

4.                  Directors and Employees

The aggregate payroll costs of the employees, including both management and Executive Directors, were as follows:

	2012	2011
	£	£
Staff costs
Wages and salaries	5,115,295	3,638,356
Social security costs	442,369	372,098
Pension costs	131,942	112,598

	5,689,606	4,123,052

Average monthly number of persons employed by the Group during the year was as follows:

	2012	2011
	Number	Number
By activity:
Research and development	26	21
Services	17	14
Sales and marketing	8	7
Administrative	8	5

	59	47

	2012	2011
	£	£
Remuneration of Directors
Emoluments for qualifying services	650,592	307,680

The number of Directors accruing benefits under money purchase pension scheme arrangements was 3 (2011: 2).

	2012	2011
	£	£
Highest paid Director
Remuneration	192,893	182,362
Pension costs	10,748	5,368

	203,641	187,730

Key management personnel are identified as the executive Directors and other management personnel, and their remuneration is:

	2012	2011
	£	£

Remuneration	1,249,438	1,070,700
Pension costs	24,345	22,671

5.                  Finance Income

	2012	2011
	£	£

Interest income from cash and cash equivalents	12,375	8,523

6.                  Taxation

Analysis of charge / (credit) in year

	2012	2011
	£	£
Current tax
United Kingdom
UK corporation tax charge/(credit) on profit for the year	64,564	(1,231)

Deferred tax
Total deferred tax asset recognised on recoverable losses	—	(388,000)

Income tax charge / (income)	64,564	(389,231)

The tax for the year is lower than the standard effective rate of corporation tax in the UK for the year ended 31 December 2012 of 24.5% (2011: 26%).

The differences are explained as follows:

	2012	2011
	£	£

Profit before tax	1,096,567	1,052,591
Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 24.5% (2011: 26%)	268,659	273,674
Tax effects of:
Adjustment in respective prior years	(6,369)	(1,231)
Expenses not deductible for tax purposes	35,549	4,973
Fixed asset temporary differences	2,127	2,021
Depreciation in excess of capital allowances	120,549	142,100
Utilisation of tax losses	(203,925)	(363,750)
Other permanent differences	(15,789)	—
Adjustment in research and development	(216,576)	(69,058)
Other short term differences	15,888	10,040
Foreign tax credits	64,451	—
Brought forward tax losses recognised as a deferred tax asset:
- UK	—	(293,100)
- Foreign tax	—	(94,900)

Income tax charge / (credit)	64,564	(389,231)

The parent company has further tax losses of approximately £1,529,000 (2011: £2,191,000) available to offset against future taxable profits, subject to Her Majesty’s Revenue and Customs approval.

A deferred tax asset has been recognised for the proportion of the tax losses which is expected to be realised in the foreseeable future.

Deferred tax asset:

	2012	2011	1 January 2011
	£	£	£

Tax losses	388,000	388,000	—

Analysis of deferred tax balances not provided:

	2012	2011	1 January 2011
	£	£	£
Applicable tax rate for deferred tax:	23%	20%	20%

Fixed asset timing differences	227,293	142,706	35,670
Short term timing differences	12,787	3,520	1,104
Losses and other deductions (2012: £1,547,618; 2011: £2,221,029)	355,952	444,205	666,814

Full potential asset	596,032	590,431	703,588
Less: deferred tax asset recognised	(388,000)	(388,000)	—

Unprovided deferred tax	208,032	202,431	703,588

7.                  Subsidiaries

Details of the Group’s subsidiaries are as follows:

		Place of incorporation	% ownership held by the Group
Name of subsidiary	Principal Activity	and operation	2012	2011
Arieso Inc	Sales and Services to mobile operators	USA	100%	100%
Arieso Espana SL	Sales and Services to mobile operators	Spain	100%	—

8.                  Property, Plant and Equipment

	Computer software	Computer equipment	Office equipment	Managed computer services	Total
	£	£	£	£	£
Cost
At 1 January 2011	29,908	888,507	22,570	52,621	993,606
Additions	5,460	460,369	49,650	—	515,479
Disposals	—	(17,174)	—	—	(17,174)
Foreign exchange differences	4	(1,036)	4	15	(1,013)

At 31 December 2011	35,372	1,330,666	72,224	52,636	1,490,898
Additions	26,361	290,798	—	66,877	384,036
Disposals	—	(18,249)	—	—	(18,249)

At 31 December 2012	61,733	1,603,215	72,224	119,513	1,856,685

Accumulated Depreciation
At 1 January 2011	29,048	255,885	16,312	45,780	347,025
Charge	1,193	525,323	9,573	5,835	541,924
Disposals	—	(17,174)	—	—	(17,174)
Foreign exchange differences	3	(844)	3	15	(823)

At 31 December 2011	30,244	763,190	25,888	51,630	870,952
Charge	6,284	485,220	1,704	15,458	508,666
Disposals	—	(18,249)	—	—	(18,249)

At 31 December 2012	36,528	1,230,161	27,592	67,088	1,361,369

Net book value
At 31 December 2012	25,205	373,054	44,632	52,425	495,316

At 31 December 2011	5,128	567,476	46,336	1,006	619,946

At 1 January 2011	860	632,622	6,258	6,841	646,581

Depreciation is included within administrative expenses.

9.                  Trade and Other Receivables

	2012	2011	1 January 2011
	£	£	£

Trade receivables	7,021,438	1,833,554	1,459,633
Other receivables	1,771,646	237,937	302,458

	8,793,084	2,071,491	1,762,091

The Directors consider the carrying value of trade and other receivables is approximate to its fair value.

All of the Group’s trade and other receivables have been reviewed for indicators of impairment. There are no impaired trade receivables, nor have there been any credit losses or allowance for credit losses in 2012, 2011 or 2010.

10.           Cash and Cash Equivalents

	2012	2011	1 January 2011
	£	£	£

Cash at bank (GBP)	179,328	2,641,334	1,597,018
Cash at bank (USD)	2,880,626	2,542,656	2,217,216
Cash at bank (EUR)	737,498	—	—

	3,797,452	5,183,990	3,814,234

At December 2012, 2011 and 2010 all significant cash and cash equivalents were deposited with major clearing banks in the UK, USA and Spain with at least an ‘A’ rating.

11.           A) Share Capital

Allotted, issued and fully paid

2012		Number	£

Ordinary shares of £0.0001 each	At 1 January and 31 December	6,626,700	662
Ordinary A shares of £0.0001 each	At 1 January and 31 December	12,249,900	1,225
Ordinary B shares of £0.0001 each	At 1 January and 31 December	36,078,952	3,608
Ordinary Z shares of £0.0001 each	At 1 January and 31 December	2,128,999	212

			5,707

2011		Number	£

Ordinary shares of £0.0001 each	At 1 January and 31 December	6,615,700	662
Ordinary A shares of £0.0001 each	At 1 January and 31 December	12,249,900	1,225
Ordinary B shares of £0.0001 each	At 1 January and 31 December	36,078,952	3,608
Ordinary Z shares of £0.0001 each	At 1 January and 31 December	1,712,645	171

			5,666

2010		Number	£

Ordinary shares of £0.0001 each	At 1 January and 31 December	6,605,700	661
Ordinary A shares of £0.0001 each	At 1 January and 31 December	12,249,900	1,225
Ordinary B shares of £0.0001 each	At 1 January and 31 December	36,078,952	3,607
Ordinary Z shares of £0.0001 each	At 1 January and 31 December	—	—

			5,493

The Ordinary A and Ordinary B shares carry equal dividend rights, pari passu as if the shares were of the same class. Similarly the shares carry equal voting rights.

Any holder of Ordinary A shares or Ordinary B shares can convert their shares into Ordinary shares by giving notice in writing to the company. Any such conversion will then take place at the ratio of one to one.

On a sale of the company, the holders of the Ordinary B shares shall have the first entitlement to an amount equal to 150% of the subscription price of the relevant shares. The holder of Ordinary A shares shall have the second entitlement to an amount equal to the subscription price in respect of each such shares. The holders of the Ordinary Z shares shall have the third entitlement, dependent on achieving a sales price hurdle in accordance with the companies’ articles. Any remaining proceeds shall then be distributed equally amongst the holders of the Ordinary, Ordinary A and Ordinary B shareholders in amount equal to the proportion of the shares held.

In the event of a liquidation of the company or a capital reduction, any distribution shall be made first to the Ordinary Z shareholders in accordance with the company’s article regarding the sales price hurdle. Secondly, any distribution will be allocated amongst the holders of the Ordinary, Ordinary A and Ordinary B shares in proportion to the shares held, pari passu as if the shares were of the same class.

Allotments during the year

During the year ended 31 December 2012 the Company issued a total 1,000 ordinary shares (2011: 15,428) at a price of 15p per share (2011: 15p and 20p per share) resulting in a premium, net of issue costs, of £149.90 (2011: £2,606).

Date	Price per share (Sterling)	Number of shares issued	Total consideration received £

November 2012	15p	1,000	150

Date	Price per share (Sterling)	Number of shares issued	Total consideration received £

March 2011	20p	5,428	1,106
July 2011	15p	10,000	1,500

11.           B) Share-Based Payments — Options

No share based payment charge has been reflected in the financial statements in the current or previous financial year as the potential charge was immaterial to the financial statements.

The fair value of equity settled share options granted is estimated as at the date of grant using the Black-Scholes model, taking into account the terms and conditions upon which the options were granted using the following assumptions:

	2012	2011	1 January 2011
Expected volatility	40.00	40.00	40.00
Risk-free interest rate (%)	2.50	2.50	2.50
Expected life (years)	5.00	5.00	5.00

The expected dividend rate used in both the current and previous year was nil.

The following Ordinary share options outstanding at the end of the period and have the following exercise prices:

	Exercise price	2012	2011	2010
	£	No	No	No
Grant date
4 February 2005	0.20	30,052	30,052	30,052
3 May 2005	0.0001	80,500	80,500	80,500
30 November 2005	0.15	68,500	68,500	68,500
13 April 2007	0.15	48,500	49,500	49,500
20 August 2008	0.15	70,000	70,000	70,000
31October 2008	0.15	42,500	42,500	42,500
17 August 2009	0.20	714	714	714
21 June 2010	0.15	43,378	43,378	43,378
27 September 2010	0.15	15,000	15,000	15,000
10 January 2012	0.15	82,500	—	—
26 June 2012	0.15	65,000	—	—
06 July 2012	0.15	82,500	—	—
1 November 2012	0.15	750,000	—	—
14 November 2012	0.15	582,500	—	—
3 December 2012	0.15	150,000	—	—

Total Ordinary share options		2,111,644	400,144	400,144

A total of 1,000 options were exercised during 2012 (2011: 15,428; 2010: 11,550,898).

The following Z Ordinary share options outstanding at the end of the period and have the following exercise prices:

	Exercise
	price	2012	2011	2010
	£	No	No	No
Grant date
30 September 2011	0.0001	4,005,487	4,760,442	—
5 October 2011	0.0001	658,631	672,691	—
26 June 2012	0.0001	105,000	—	—
14 November 2012	0.0001	1,365,213	—	—

Total Z Ordinary share options		6,134,331	5,433,133	—

A total of 265,597 options were exercised during 2012 (2011: nil; 2010: nil).

12.           Trade and Other Payables

	2012	2011	1 January 2011
	£	£	£

Trade payables	788,690	378,542	387,792
Social security and other taxation	112,654	117,757	67,053
Accruals, deferred income and other payables	6,510,334	2,792,007	2,217,523

	7,411,678	3,288,306	2,672,368

13.           Financial Instruments

Classification of financial instruments

The tables below set out the Group’s accounting classification of each class of its financial assets and liabilities.

Financial assets

Loans and
At 31 December 2012	receivables
£

Trade receivables	7,021,438
Cash and cash equivalents	3,797,452

10,818,890

At 31 December 2011	Loans and receivables
£

Trade receivables	1,833,554
Cash and cash equivalents	5,183,990

7,017,544

At 1 January 2011	Loans and receivables
£

Trade receivables	1,459,633
Cash and cash equivalents	3,814,234

5,273,867

All of the above financial assets’ carrying values are approximate to their fair values, as at 31 December 2012, 2011 and 1 January 2011.

Financial liabilities

Measured at
amortised
At 31 December 2012	cost
£

Trade payables	788,690
Accruals	1,124,116

1,912,806

At 31 December 2011	Measured at amortised cost
£

Trade payables	378,542
Accruals	740,209

1,118,751

At 1 January 2011	Measured at amortised cost
£

Trade payables	387,792
Accruals	995,492

1,383,284

All of the above financial liabilities’ carrying values approximate to their fair values due to their short-term nature, as at 31 December 2012, 2011 and 1 January 2011.

14.           Financial Instrument Risk Exposure and Management

The Group’s operations expose it to degrees of financial risk that include liquidity risk, credit risk, and foreign currency risk.

This note describes the Group’s objectives, policies and process for managing those risks and the methods used to measure them.  Further quantitative information in respect of these risks is presented in notes 9, 10, 12, 13 and 15.

Liquidity risk

Liquidity risk is dealt with in note 15 of these financial statements.

Credit risk

The Group has implemented policies that require appropriate credit checks on potential customers before sales over a certain credit limit are made.

The Group’s credit risk is primarily attributable to its cash balances and trade receivables. The Group’s customers are all tier 1 mobile operators, and there is no history of bad debts. The Group previously had a significant concentration of risk, but this has diminished in the past year with exposure spread over a number of third parties.

The credit risk on liquid funds is limited because the third parties are large international banks with a credit rating of at least A.

The Group’s total credit risk amounts to the total of the sum of the receivables and cash and cash equivalents. At the 2012 year end this amounts to £10,818,890 (2011: £7,017,544).

The Group’s management considers these financial assets not to be impaired or past due for each of the reporting dates under review and of good credit quality.

Foreign exchange risk

The Groups’ receipts are principally in USD, and its costs in USD, EUR and GBP.

In order to mitigate the Group’s foreign currency risk, non GBP cash flows are monitored and excess USD and EUR not required for foreign currency expenditure are translated into GBP on an on-going basis. The Group is a net importer of USD being cash flow positive in the USA by approximately $2.5m per annum. No further hedging activity is undertaken. The Group does not enter into forward exchange contracts.

The following table illustrates the sensitivity of profit and equity with regard to the Group’s financial assets and financial liabilities and the USD /GBP and USD/EUR exchange rates “all other things being equal”.

It assumes a + / - 10% change of the USD / GBP and USD/EUR exchange rates for the year ended 31 December 2012 (2011: 10%). This percentage has been determined based on the average market volatility in exchange rates in the previous 12 months. The sensitivity analysis is based on the Group foreign currency financial instruments held at each reporting date.

	Change in USD/GBP exchange	31 December	31 December	1 January
	rate	2012	2011	2011
		£	£	£
USD	+10.0%	(359,255)	(82,563)	(202,588)
	-10.0%	439,090	100,910	247,607

	Change in USD/EUR exchange rate	31 December 2012	31 December 2011	1 January 2011
		£	£	£
EUR	+10.0%	(232,670)	—	—
	-10.0%	284,375	—	—

Exposures to foreign exchange rates vary during the year depending on the volume of overseas transactions. Nonetheless, the analysis above is considered to be representative of the Group’s exposure to currency risk.

15.           Liquidity Risk

The Group manages its liquidity needs by monitoring forecast cash flows due in day to day business. Liquidity needs are monitored in various time bands. Short term cash flow is monitored daily using known daily inflows and outflows for cash flows within 30 days. Medium term cash flows within 12 months are monitored using monthly rolling forecasts. Longer term cash flows are monitored using higher level management strategy documents. Net cash requirements are regularly reviewed to determine headroom or any shortfalls.

The table below shows the undiscounted cash flows on the Group’s financial liabilities as at 31 December 2012 and 2011, on the basis of their earliest possible contractual maturity.

	Total	Within 2 months	Within 2 -6 months
	£	£	£
At 31 December 2012
Trade payables	788,690	788,690	—
Accruals	1,124,116	—	1,124,116

	1,912,806	788,690	1,124,116

At 31 December 2011
Trade payables	378,542	378,542	—
Accruals	740,209	—	740,209

	1,118,751	378,542	740,209

At 1 January 2011
Trade payables	387,792	387,792	—
Accruals	995,492	—	995,492

	1,383,284	387,792	995,492

16.           Capital Management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern, to provide long-term returns for shareholders and to maintain an optimal capital structure to reduce the cost of capital. The Group defines capital as being capital and reserves attributable to the Company’s equity shareholders as presented on the face of the Balance Sheet.

The Board of Directors monitor the level of capital as compared to the Group’s commitments and adjusts the level of capital as is determined to be necessary by issuing new shares.  The Group is not subject to any externally imposed capital requirements.

The Group considers that it has achieved its capital management objectives by achieving critical mass and a positive cash flow prior to and during 2012 without any need for loan instruments.

17.           Operating lease arrangements

Operating leases relate to land & buildings.

The Group does not have an option to purchase any of the operating leased assets at the expiry of the lease periods.

At the reporting date, the Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

Payments recognised as an expense

			1 January
Land and buildings	2012	2011	2011
	£	£	£

Minimum lease payments	70,525	123,211	—

Non-cancellable operating lease commitments

			1 January
Land and buildings	2012	2011	2011
	£	£	£

Not later than 1 year	15,320	18,935	—
Less than 1 year and not later than 5 years	55,205	104,276	—

	70,525	123,211	—

18.           Financial Commitments

There are no other financial commitments at 31 December 2012 or 2011.

19.           Related Party Transactions

	2012	2011	2010
	£	£	£

Fees paid to Tevaria UK Limited, a company under the control of T Vega, for the provision of Chair Person services. At 31 December 2012, £nil (2011 - £nil) remained outstanding for payment and £13,750 (2011 - £nil; 2010 - £nil) is held within accruals.	72,298	45,000	40,000
Fees paid to Oxford Capital Partners LLP, a shareholder for Directors’ services. At 31 December 2012, £5,000 (2011- £5,000; 2010 — £nil) is held within accruals.	18,500	9,000	—
Fees paid to Top Technology Ventures IV LP, a shareholder for Directors’ services. At 31 December 2012, £18,750 (2011 - £7,500; 2010 — £nil) is held within accruals.	18,750	7,500	—
Fees paid to The Carbon Trust, a shareholder for Directors’ services. At 31 December 2012, £8,750 (2011 - £8,750; 2010 - £nil) is held within accruals.	9,000	4,500	—

Total	118,548	66,000	40,000

Key management personnel are identified as the executive Directors and other management personnel, and their remuneration is disclosed in note 4.

Transactions between the company and its subsidiaries, which are related parties, have been eliminated on consolidation.

20.           Contingent Liabilities

The Directors are not aware of any contingent liabilities within the Group at 31 December 2012, 2011 and 2010.

21.           Ultimate Controlling Party

As at 31 December 2012, 2011 and 2010, Arieso Limited had no ultimate controlling party.

22.           Cash Flow from Operating Activities

	2012	2011
	£	£
Loss for the financial year before tax	1,096,567	1,052,591
Finance income	(12,375)	(8,523)
Depreciation	508,666	541,924
Tax received	—	1,231

	1,592,858	1,587,223
Changes in working capital
Increase in trade and other receivables	(6,721,593)	(309,400)
Increase in trade and other payables	4,058,808	615,938

Net cash (outflow) / inflow from operating activities	(1,069,927)	1,893,761

23.           Events After the Balance Sheet Date

On 7 March 2013 JDS Uniphase Corporation, a company incorporated in Delaware in the United States, acquired 100% of the issued share capital of Arieso Limited.  There were no other significant events after the balance sheet date.

24.           Transition to IFRS

Arieso Limited reported under UK GAAP in its previously published statutory Consolidated Financial Statements for the year ended 31 December 2012.

The adoption of IFRS for the purpose of preparing these non-statutory financial statements to satisfy the SEC has led to a number of changes in respect of the descriptions used and wording of accounting policies.

The main changes are in respect to the primary statements. The Profit and Loss Account has been replaced with an Income Statement, and the Statement of Recognised Gains and Losses has been replaced with a Statement of Comprehensive Income which presents the result for the year as the total comprehensive income for the year instead of the profit for the year.

The Balance Sheet has changed format: instead of presenting net assets and shareholders’ funds, the information is now presented as total assets and total equity and liabilities.

A Statement of Changes in Equity is presented as a primary statement and provides information on the movements in equity during the financial year. Previously this information was presented as part of the movement in reserves and reconciliations of movement in shareholders’ funds notes.

The Group’s Statement of Cash Flows is presented in accordance with IAS 7. The statements present substantially the same information as that required under UK GAAP, with no notable exceptions, other than that cash flows are categorised differently.

Two IFRS transition adjustments arise as a result of IFRS 1 exemptions and the change in accounting policies on conversion to IFRS:

1.              The foreign exchange translation reserve has been reset to zero at the group’s date of transition to IFRS

2.              Under previous UK reporting, the group did not account for holiday pay accruals. IAS 19 “Employee Benefits” explicitly requires appropriate provision to be made for the cost of holiday entitlement not taken at the balance sheet date.

25.           Reconciliation of Equity and Profit/(Loss) under UK GAAP to IFRS

a)             Reconciliation of equity at 1 January 2011

			IFRS adjustments
	Note	UK GAAP	1	2	IFRS
		£	£	£	£
Assets

Non-current assets
Property, plant & equipment		646,581	—	—	646,581

Current assets
Trade and other receivables		1,762,091	—	—	1,762,091
Cash and cash equivalents		3,814,234	—	—	3,814,234

		5,576,325	—	—	5,576,325

Total assets		6,222,906	—	—	6,222,906

Equity & liabilities

Capital and reserves
Share capital		5,493	—	—	5,493
Share premium		9,433,485	—	—	9,433,485
Retained Earnings		(5,777,538)	(58,119)	(52,783)	(5,888,440)
Translation reserve	1	(58,119)	58,119	—	—

Total equity		3,603,321	—	(52,783)	3,550,538

Current liabilities
Trade and other payables	2	2,619,585	—	52,783	2,672,368

Total equity & liabilities		6,222,906	—	—	6,222,906

Notes:

(1)         Reset translation reserve to zero at transition date

(2)         Recognition of employee paid holiday accrual

b)             Reconciliation of equity at 31 December 2011

			IFRS adjustments
	Note	UK GAAP	1	2	IFRS
		£	£	£	£
Assets

Non-current assets
Property, plant & equipment		619,946	—	—	619,946

Current assets
Trade and other receivables		2,459,491	—	—	2,459,491
Cash and cash equivalents		5,183,990	—	—	5,183,990

		7,643,481	—	—	7,643,481

Total assets		8,263,427	—	—	8,263,427

Equity & liabilities

Capital and reserves
Share capital		5,666	—	—	5,666
Share premium		9,436,091	—	—	9,436,091
Retained Earnings		(4,309,325)	(58,119)	(79,174)	(4,446,618)
Translation reserve	1	(78,137)	58,119	—	(20,018)

Total equity		5,054,295	—	(79,174)	4,975,121

Current liabilities
Trade and other payables	2	3,209,132	—	79,174	3,288,306

Total equity & liabilities		8,263,427	—	—	8,263,427

Notes:

(1)         Reset translation reserve to zero at transition date

(2)         Recognition of employee paid holiday accrual

c)              Reconciliation of equity at 31 December 2012

			IFRS adjustments
	Note	UK GAAP	1	2	IFRS
		£	£	£	£
Assets

Non-current assets
Property, plant & equipment		495,316	—	—	495,316

Current assets
Trade and other receivables		9,181,084	—	—	9,181,084
Cash and cash equivalents		3,797,452	—	—	3,797,452

		12,978,536	—	—	12,978,536

Total assets		13,473,852	—	—	13,473,852

Equity & liabilities

Capital and reserves
Share capital		5,707	—	—	5,707
Share premium		9,436,241	—	—	9,436,241
Retained Earnings		(3,250,931)	(58,119)	(105,565)	(3,414,615)
Translation reserve	1	(23,278)	58,119	—	34,841

Total equity		6,167,739	—	(105,565)	6,062,174

Current liabilities
Trade and other payables	2	7,306,113	—	105,565	7,411,678

Total equity & liabilities		13,473,852	—	—	13,473,852

Notes:

(1)         Reset translation reserve to zero at transition date

(2)         Recognition of employee paid holiday accrual

d)             Reconciliation of profit for the year ended 31 December 2011

	Note	UK GAAP	IFRS adjustment	IFRS
		£	£	£

Revenue		9,016,689	—	9,016,689

Cost of sales		(1,534,877)	—	(1,534,877)

Gross profit		7,481,812	—	7,481,812

Administrative expenses	1	(6,411,353)	(26,391)	(6,437,744)

Operating profit		1,070,459	(26,391)	1,044,068

Finance income		8,523	—	8,523

Profit before taxation		1,078,982	(26,391)	1,052,591

Taxation		389,231	—	389,231

Profit for the financial year		1,468,213	(26,391)	1,441,822

Notes:

(1)         Recognition of employee paid holiday accrual

e)              Reconciliation of total comprehensive income for the year ended 31 December 2011

	Notes	UK GAAP	Effect of transition to IFRS	IFRS
		£	£	£

Profit for the financial year	1	1,468,213	(26,391)	1,441,822
Foreign exchange losses on consolidation		(20,018)	—	(20,018)

Total comprehensive income for the financial year		1,448,195	(26,391)	1,421,804

Notes:

(1)         Recognition of employee paid holiday accrual

f)               Reconciliation of profit for the year ended 31 December 2012

	Note	UK GAAP	IFRS adjustments	IFRS
		£	£	£

Revenue		12,759,293	—	12,759,293

Cost of sales		(2,596,472)	—	(2,596,472)

Gross profit		10,162,821	—	10,162,821

Administrative expenses		(9,052,238)	(26,391)	(9,078,629)

Operating profit		1,110,583	(26,391)	1,084,192

Finance income		12,375	—	12,375

Profit before taxation		1,122,958	(26,391)	1,096,567

Taxation		(64,564)	—	(64,564)

Profit for the financial year		1,058,394	(26,391)	1,032,003

Notes:

(1)         Recognition of employee paid holiday accrual

g)             Reconciliation of total comprehensive income for the year ended 31 December 2012

	Notes	UK GAAP	Effect of transition to IFRS	IFRS
		£	£	£

Profit for the financial year	1	1,058,394	(26,391)	1,032,003
Foreign exchange losses on consolidation		54,859	—	54,859

Total comprehensive income for the financial year		1,113,253	(26,391)	1,086,862

Notes:

(1)         Recognition of employee paid holiday accrual